SUB-ITEM 77C

The MFS Large Cap Growth Fund held a special meeting of shareholders on May 17, 2005. Shareholders represented in person or by proxy voted as follows:

Proposal 1: Approval of the Agreement and Plan of Reorganization providing for the transfer of the assets of MFS Large Cap Growth Fund, a series of MFS Series Trust II, to MFS Core Growth Fund, a series of MFS Series Trust I.

---------------------------- ----------------------------- ---------------------
                             Shares                      % of Shares Outstanding
 % of Shares Voted
---------------------------- ----------------------------- ---------------------
---------------------------- ----------------------------- ---------------------
Affirmative                  159,185,581.95                46.049%
---------------------------- ----------------------------- ---------------------
---------------------------- ----------------------------- ---------------------
Against                      6,602,926.89                  1.910%
---------------------------- ----------------------------- ---------------------
---------------------------- ----------------------------- ---------------------
Abstain                      7,446,037.57                  2.160%
---------------------------- ----------------------------- ---------------------
---------------------------- ----------------------------- ---------------------
Total                        173,254,546.41                50.119%
---------------------------- ----------------------------- ---------------------

 % of Shares Voted            Shares                    % of Shares Outstanding

Affirmative                   159,185,581.95              91.880%

Against                       6,602,926.89                 3.877%

Abstain                       7,446,037.57                 4.309%

Total                         173,254,546.41              100.000%